UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2023

QUANTUM COMPUTING INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-40615	82-4533053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Depot Court, SE, Suite 215

Leesburg, VA 20175

(Address of principal executive offices, including zip code)

(703) 436-2161

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares (par value $0.0001 per share)	QUBT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On January 4, 2023, the Board of Directors (the “Board”) of Quantum Computing Inc. (the “Company”) appointed Dr. Carl Weimer, PhD as a member of the Board (the “Appointment”). Dr. Weimer will also serve as a member of the Compensation committee and the Governance & Nominating committee of the Board (the “Committees”).

Carl Weimer, 61, Director

Dr. Weimer combines over 25 years of experience in the aerospace industry. Previously, he had been involved in two companies in the aerospace industry holding positions including Team Leader, Principal Investigator and Chief Technologist. From 1994 through 2000, Dr. Weimer was a Team Leader for Ophir Corporation, an aerospace optics company. From 2000 to 2018, he was a Team Leader for Ball Aerospace & Technologies Corp., a spacecraft company. From 2018 to present, Dr. Weimer has been the Chief Technologist for the Ball Civil Business Unit. In addition, from 2008 to present, Dr. Weimer has been the Principal Investigator for the NASA Earth Science Technology Office. Dr. Weimer received a Bachelor of Science degree from Harvey Mudd College (1984) and a Master of Science (1987) and a PhD (1992) from Colorado State University all in experimental Physics.

The Board believes that Dr. Weimer’s experience in advanced technology leadership roles makes him ideally qualified to help lead the Company towards continued growth and success.

Family Relationships

Dr. Weimer does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Dr. Weimer reportable under Item 404(a) of Regulation S-K.

Compensatory Arrangements

In connection with the Appointment, the Company and Dr. Weimer entered into a director agreement (the “Director Agreement”) whereby, as compensation for his services as a member of the Board and the Committees, Dr. Weimer shall receive, on an annual basis (i) a salary of $36,000, payable on a quarterly basis; and (ii) options to purchase One Hundred Thousand (100,000) shares of the Company’s common stock.

Item 5.02 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Director Agreement, and such description is qualified in its entirety by reference to the full text of the Director Agreement, which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Director Agreement, dated January 6, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

QUANTUM COMPUTING INC.

Date: January 9, 2023	By:	/s/ Robert Liscouski
	Name:	Robert Liscouski
	Title:	President, Chief Executive Officer

3